UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2013

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio		43228
(Address of principal executive offices)		(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2013, GlobalWise Investments, Inc., a Nevada corporation (the “Company”), issued two convertible promissory notes in an aggregate principal amount of $160,000 (the “Convertible Notes”) to two accredited investors who are associated with each other  (the “Convertible Note Investors”). The Company received proceeds from the issuance of the Convertible Notes in the amount of $160,000. The Convertible Notes mature on July 31, 2014 (the “Maturity Date”) and bear interest at an annual rate of interest of 10 percent until maturity. Each Note Investor has a right, in their sole discretion, to convert the Convertible Note into shares of Common Stock, par value $0.001 per share, of the Company (“Shares”) under certain circumstances at a conversion rate of $0.08 per Share. If either Convertible Note has not been fully repaid by the Company by the Maturity Date or converted into Shares at the election of the Convertible Note Investors prior to the Maturity Date, then such Convertible Note will accrue interest at the annual rate of 15% from the Maturity Date until the date the Convertible Note is repaid in full. Under the terms of the Convertible Notes, the Company agreed to seek shareholder approval to increase the number of authorized Shares of the Company by at least 10,000,000 Shares on or before July 30, 2014. The Company intends to use the proceeds of the Convertible Notes for working capital and general corporate purposes. The form of the Convertible Notes is filed as Exhibit 10.1 to this Report, and the summary description of the terms of the Convertible Notes contained herein is qualified in its entirety by reference to Exhibit 10.1.

On December 27, 2013, the Company and Ramon M. Shealy entered into a Promissory Notes Combination Fifth Extension Agreement (the “Fifth Extension Agreement”), pursuant to which the maturity date of the promissory notes previously issued to Mr. Shealy, which have a current aggregate principal balance of $150,000 plus accrued but unpaid interest, has been extended from January 1, 2014 until January 1, 2015, without changing any other terms of those promissory notes. The Fifth Extension Agreement is filed as Exhibit 10.2 to this Report, and the summary description of the terms of the Fifth Extension Agreement contained herein is qualified in its entirety by reference to such Exhibit 10.2.

On December 27, 2013, Intellinetics, Inc., an Ohio corporation (“Intellinetics”), which is the operating subsidiary of the Company, and Jackie M. Chretien (“J. Chretien”), who is related to the Chairman and Secretary of the Company, and who is also related to the President, CEO, Treasurer, and director of the Company entered into a Promissory Note Extension Agreement (the “J. Chretien Extension Agreement”), pursuant to which the maturity date of the promissory note previously issued to Ms. Chretien, which has a current aggregate principal balance of $32,500 plus accrued but unpaid interest, has been extended from January 1, 2014 until January 1, 2015, without changing any other terms of that promissory note. The J. Chretien Extension Agreement is filed as Exhibit 10.3 to this Report, and the summary description of the terms of the J. Chretien Extension Agreement contained herein is qualified in its entirety by reference to such Exhibit 10.3.

On December 27, 2013, Intellinetics and A. Michael Chretien (“A. Michael Chretien”), who is the Secretary and Chairman of the Company, entered into a Promissory Note Extension Agreement (the “A. Michael Chretien Extension Agreement”), pursuant to which the maturity date of the promissory note previously issued to Mr. Chretien, which has a current aggregate principal balance of $40,415 plus accrued but unpaid interest, has been extended from January 1, 2014 until January 1, 2015, without changing any other terms of that promissory note. The A. Michael Chretien Extension Agreement is filed as Exhibit 10.4 to this Report, and the summary description of the terms of the A. Michael Chretien Extension Agreement contained herein is qualified in its entirety by reference to such Exhibit 10.4.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2013, the Company issued the Convertible Notes, in an aggregate principal amount of $160,000, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

On December 27, 2013, the Company and Mr. Shealy entered into the Fifth Extension Agreement. The terms of the Fifth Extension Agreement are described in Item 1.01 of this Report, which description is incorporated herein by reference.

On December 27, 2013, Intellinetics and Ms. Chretien entered into the J. Chretien Extension Agreement. The terms of the J. Chretien Extension Agreement are described in Item 1.01 of this Report, which description is incorporated herein by reference.

On December 27, 2013, Intellinetics and A. Michael Chretien entered into the A. Michael Chretien Extension Agreement. The terms of the A. Michael Chretien Extension Agreement are described in Item 1.01 of this Report, which description is incorporated herein by reference.

Item 8.01. Other Events.

On January 2, 2014, the Company issued a press release announcing the launch of a new partner program called MarketCommandTM. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

10.1	Form of Convertible Promissory Note issued on December 31, 2013 by GlobalWise Investments, Inc.

10.2	Promissory Note Fifth Extension Agreement, dated December 27, 2013, by and between GlobalWise Investments, Inc. and Ramon M. Shealy.

10.3	Promissory Note Extension Agreement, dated December 27, 2013, by and between Intellinetics, Inc. and Jackie M. Chretien.

10.4	Promissory Note Extension Agreement dated December 27, 2013, by and between Intellinetics, Inc. and A. Michael Chretien.

99.1	Press release issued by GlobalWise Investments, Inc., on January 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2014

GLOBALWISE INVESTMENTS, INC.
(Registrant)

By:	/s/ Matthew L. Chretien
Name:	Matthew L. Chretien
Title:	President and Chief Executive Officer